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                                                                  EXHIBIT 4.2.7

               SUPPLEMENTAL INDENTURE OF A SUPPLEMENTAL GUARANTOR


     This SUPPLEMENTAL INDENTURE  OF A SUPPLEMENTAL GUARANTOR (the "Guarantee")
is executed this       day of August, the year 1996, among VENTURE HOLDINGS
TRUST, a grantor trust organized under the. laws of Michigan (the "Trust"), VEMCO, INC., VENTURE INDUSTRIES CORPORATION, VENTURE MOLD & ENGINEERING CORPORATION, VENTURE LEASING COMPANY, VEMCO LEASING, INC., VENTURE HOLDINGS CORPORATION and VENTURE SERVICE COMPANY, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), VENTURE INDUSTRIES CANADA, LTD., an Ontario corporation, as a Guarantor ("Venture Canada"), BAILEY TRANSPORTATION PRODUCTS, INC., a Delaware corporation (the "Supplemental Guarantor") and COMERICA BANK, as trustee (the "Indenture Trustee");

     Whereas, the Issuers, Venture Canada and the Indenture Trustee (the "Parties") have previously entered into an indenture dated as of February 16, 1994, which together with the First Supplemental Indenture executed August 8, 1996, is herein referred to as the "Indenture" (capitalized terms used herein unless otherwise defined shall be used as defined in the indenture);

     And Whereas, pursuant to the terms of Section 901 (b) of the Indenture, the Parties desire to supplement such Indenture by the addition of the Supplemental Guarantor as a Guarantor under the Trust by executing this Guarantee;

     NOW THEREFORE, THE PARTIES HERETO AGREE TO THE FOLLOWING:

     Sec. 1.1 (a) The Supplemental Guarantor hereby guarantees on a subordinated basis to the same extent as set forth in the indenture the payment of the Securities and waives and agrees not in any manner whatsoever to claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Trust or any other Subsidiary as a result of any payment by such Supplemental Guarantor under its guarantee.

     (b) This Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Trust, of all of the Trust's Equity Interest in, or all or substantially all the assets of, such Supplemental Guarantor, which is in compliance with the Indenture.

     (c) This Guarantee shall be automatically and unconditionally released and discharged upon the Supplemental Guarantor becoming an Unrestricted Subsidiary.





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ISSUERS:
VENTURE HOLDINGS TRUST


by:  /s/ Michael Torakis
   ------------------------------


VEMCO, INC.


by:   /s/ Michael Torakis
   ------------------------------


VENTURE INDUSTRIES CORPORATION


by:   /s/ Michael Torakis
   ------------------------------


VENTURE MOLD & ENGINEERING CORPORATION


by:   /s/ Michael Torakis
   ------------------------------


VENTURE LEASING COMPANY


by:   /s/ Michael Torakis
   ------------------------------


VEMCO LEASING, INC.


by:    /s/ Michael Torakis
   ------------------------------


VENTURE HOLDINGS CORPORATION


by:  /s/ Michael Torakis
   ------------------------------

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VENTURE SERVICE COMPANY


by:   /s/ Michael Torakis
   ------------------------------


GUARANTOR:
VENTURE INDUSTRIES CANADA, LTD.


by:    /s/ Michael Torakis
   ------------------------------


SUPPLEMENTAL GUARANTOR:
BAILEY TRANSPORTATION PRODUCTS, INC.


by:    /s/ Michael Torakis
   ------------------------------


TRUSTEE:
COMERICA BANK


by:    /s/ James Kowalski
   ------------------------------